Exhibit 99.1

Citizens & Northern Corporation Announces

Acquisition of Covenant Financial, Inc.

December 18, 2019
For Immediate Release

Contact: Charity Frantz 570-724-0225 charityf@cnbankpa.com

WELLSBORO, PA. and DOYLESTOWN, PA. -- Citizens & Northern Corporation (“C&N Corp.”) (NASDAQ: CZNC), headquartered in Wellsboro, Pennsylvania, and Covenant Financial, Inc. (“Covenant”), headquartered in Doylestown, Pennsylvania, announced today that both companies’ boards of directors have unanimously approved an agreement and plan of merger (the “Agreement”) pursuant to which Covenant will merge with and into C&N Corp. in a transaction valued at approximately $77 million. Covenant’s bank subsidiary, Covenant Bank, will be merged into C&N Corp.’s bank subsidiary, Citizens & Northern Bank (“C&N”).

C&N Corp. is the bank holding company for C&N, which operates 27 banking offices located in Bradford, Bucks, Cameron, Lycoming, McKean, Potter, Sullivan and Tioga Counties in Pennsylvania and Steuben County in New York as well as loan production offices in Elmira, New York, and Warminster and York, Pennsylvania. As of September 30, 2019, C&N Corp. had consolidated assets of $1.643 billion. Covenant is the holding company of Covenant Bank, which operates two community bank offices located in Bucks and Chester County, respectively. Covenant had assets of $512 million as of September 30, 2019. After the transaction is complete, the combined organization is projected to have approximately $2.3 billion in assets.

A joint announcement of the transaction was made today by J. Bradley Scovill, President and CEO of C&N Corp. and John C. Spier, CEO of Covenant. Mr. Scovill stated, “The addition of Covenant expands C&N’s presence in attractive southeastern Pennsylvania markets and builds on our recent acquisition of Monument Bank. We are excited about the opportunities created by the combined customer base and expanded C&N Team serving the market. Covenant has deep roots in the region and its relationship-based, community focused culture aligns with C&N’s mission and values. This strategic investment provides scale, effectively leverages our strong capital base and is expected to produce substantial earnings accretion beginning in 2020. We are pleased to welcome the Covenant Team and customers to C&N and view our partnership as a significant step in positioning C&N to enhance long-term shareholder value.”

In the transaction, Covenant shareholders will elect to receive either 0.6212 shares of C&N Corp. common stock or $16.50 in cash for each share of Covenant common stock owned, subject to proration to ensure that, overall, 25% of the Covenant shares will be converted into cash and 75% of the Covenant shares will be converted into C&N Corp. stock. Holders of Covenant common stock prior to the consummation of the merger will own approximately 13% of C&N Corp.’s common stock outstanding immediately following the consummation of the merger. The parties have also agreed that two members of the Covenant board will join the C&N Corp. board of directors.

Mr. Spier said, “This partnership provides our shareholders with an attractive return on their investment in Covenant and an opportunity to realize greater value in the future. We have built a strong bank and believe that partnering with this high performing franchise positions us to realize that value. Our common vision will propel us forward as an even stronger community bank in the years ahead.”

Covenant Bank’s President and COO Blair T. Rush will join the market leadership team as EVP and Region President. Chief Lending Officer Kelley A. Cwiklinski will continue as SVP and Regional Commercial Lending Executive. They will join C&N’s team of Chris Nardo, Michelle Pedersen, and Ben Crowley in leading C&N’s growth strategy in the southeastern Pennsylvania region.

The merger is subject to satisfaction of customary closing conditions, including receipt of customary regulatory approvals and approval by Covenant’s shareholders. It is expected that the transaction will close in the third quarter of 2020. More information about the transaction and the Agreement will be filed with a Current Report on Form 8-K by C&N Corp. shortly.

Boenning & Scattergood, Inc. served as financial advisor to C&N Corp. and Stevens & Lee, P.C. served as C&N Corp.’s legal counsel. Sandler O’Neill + Partners, L.P. served as financial advisor to Covenant and Windels Marx Lane & Mittendorf, LLP served as Covenant’s legal counsel.

About C&N

Citizens & Northern Corporation is the bank holding company for C&N, headquartered in Wellsboro, Pennsylvania which operates 27 banking offices located in Bradford, Bucks, Cameron, Lycoming, McKean, Potter, Sullivan and Tioga Counties in Pennsylvania and Steuben County in New York, as well as loan production offices in Elmira, New York and Warminster and York, Pennsylvania. C&N Corp. trades on NASDAQ under the symbol “CZNC.” For more information about C&N Bank and C&N Corp., visit www.cnbankpa.com.

About Covenant

Covenant Financial, Inc. is the bank holding company for Covenant Bank, headquartered in Doylestown, Pennsylvania and operates one banking office located in Bucks County and one banking office located in Chester County. Covenant common stock is not quoted or listed for trading. For more information about Covenant, visit www.yourcovenantbank.com

Cautionary Notes on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to C&N Corp. and Covenant, or other effects of the proposed merger on C&N Corp. and Covenant. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements are made only as of the date of this filing, and Covenant does not undertake any obligation to update any forward-looking statements contained in this presentation to reflect events or conditions after the date hereof. Actual results may differ materially from those described in any such forward-looking statements.

In addition to factors previously disclosed in the reports filed by C&N Corp. with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: the ability to obtain regulatory approvals and satisfy other closing conditions to the merger, including approval by shareholders of Covenant; the timing of closing the merger; difficulties and delays in integrating the business or fully realizing cost savings and other benefits; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; the effects of tariffs and currency wars on economic conditions globally and in the United States; customer acceptance of products and services; customer borrowing, repayment, investment and deposit practices; competitive conditions; economic conditions, including downturns in the local, regional or national economies; the impact, extent and timing of technological changes; changes in accounting policies or practices; changes in laws and regulations; and other actions of the Federal Reserve Board and other legislative and regulatory actions and reforms.

Additional Information about the Proposed Transaction

C&N Corp. intends to file with the SEC a Registration Statement on Form S-4 relating to the proposed merger, which will include a prospectus for the offer and sale of C&N Corp. common stock as well as the proxy statement of Covenant for the solicitation of proxies from its shareholders for use at the meeting at which the merger will be considered. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF COVENANT ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Covenant, and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of Covenant in connection with the proposed merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in the proxy statement/prospectus relating to the Transaction. Information concerning C&N Corp.’s directors and executive officers, including their ownership of C&N Corp. common stock, is set forth in its proxy statement previously filed with the SEC on March 8, 2019. Shareholders may obtain additional information regarding interests of such participants by reading the registration statement and the proxy statement/prospectus when they become available.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Source: Citizens & Northern Corporation and Covenant Financial, Inc.